SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K


        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



Date of Report (Date of earliest event reported):  April 24, 1998



                    Alarmguard Holdings, Inc.
     (Exact name of registrant as specified in its charter)




    Delaware              001-08138                 33-0318116
(State or other    (Commission File Number)      (I.R.S. Employer
jurisdiction of                                 Identification No.)
incorporation)



          125 Frontage Road, Orange, Connecticut 06477
            (Address of principal executive offices)



Registrant's telephone number, including area code:  (203) 795-9000

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         This Current Report on Form 8-K is filed by Alarmguard
Holdings, Inc., a Delaware corporation (the "Company"), in connection with the transactions described herein.

Item 5 - Other Events

        On April 6, 1998 the Board of Directors of Alarmguard Holdings, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each share of common stock, $.0001 par value (the "Common Shares"), of the Company outstanding at the close of business on April 24, 1998 (the "Record Date"). As long as the Rights are attached to the Common Shares, the Company will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-hundredth of a share of Series C Junior Participating Preferred Stock (the "Preferred Shares") at a price of $65.00 per one one-hundredth of a Preferred Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of April 10, 1998, as the same may be amended from time to time (the "Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

        Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% (or, in the case of an Existing Holder (as defined in the Agreement), 25%)) or more of the Common Shares (an "Acquiring Person") or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.

        The Agreement provides that until the Distribution Date (or earlier redemption, exchange, termination, or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, with or without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on April 6, 2008, subject to the Company's right to extend such date (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company or terminated.

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

        Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Preferred Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

        The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share  of  the  Company for the four quarters  ended  immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

        In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

       At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for that number of Common Shares having an aggregate value equal to the Spread (the excess of the value of the Common Shares issuable upon exercise of a

Right after a Person becomes an Acquiring Person over the Purchase Price) per Right (subject to adjustment).

       No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares or Common Shares on the last trading date prior to the date of exercise.

       The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

       Any of the provisions of the Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Agreement in any manner that does not adversely affect the interests of the holders of the Rights.

       As of April 10, 1998, there were 5,602,540 shares of Common Stock outstanding. One Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them on April 24, 1998. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. Two Hundred Fifty Thousand (250,000) shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

       The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired.
The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a Person or group has become an Acquiring Person as the Rights may be redeemed by the Company at $0.01 per Right prior to such time.

       The Rights Agreement, dated as of April 10, 1998, between the Company and the Rights Agent specifying the terms of the Rights, the text of the press release announcing the declaration of the Rights, and the form of a letter to be sent to the holders of the Company's Common Stock, dated April 24, 1998, explaining the Rights, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits.

Item 7 - Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits
          --------

     4 Rights Agreement dated as of April 10, 1998 between Alarmguard Holdings, Inc. and American Stock Transfer & Trust Company, which includes Certificate of Designations of Series C Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.*

     99.1 Form of Letter to the holders of Alarmguard
          Holdings, Inc. Common Stock, dated April 24, 1998.*

     99.2 Text of Press Release, dated April 7, 1998.*









___________________

*Previously filed as exhibits to the Company's registration statement on Form 8-A, declared effective by the SEC on April 22, 1998, and incorporated herein by this reference.

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

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 1998         Alarmguard Holdings, Inc.



                              By: /s/ Russell R. MacDonnell
                                 ----------------------------
                                      Russell R. MacDonnell
                                      Chairman and
                                      Chief Executive Officer

                         Exhibit Index
                         -------------

Exhibit No.                 Title
-----------                 -----

(a)                 Not Applicable.

(b)                 Not Applicable.

(c)                 Exhibits
                    --------

4                   Rights Agreement dated as of
                    April 10, 1998 between Alarmguard Holdings,
                    Inc. and American Stock Transfer & Trust
                    Company, which includes Certificate of
                    Designations of Series C Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.*

99.1                Form of Letter to the holders of Alarmguard
                    Holdings, Inc. Common Stock, dated April
                    24, 1998.*

99.2                Text of Press Release dated April 7, 1998.*







________________

*Previously filed as exhibits to the Company's registration statement on Form 8-A, declared effective by the SEC on April 22, 1998, and incorporated herein by this reference.



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